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                                                                  EXHIBIT (a)(3)
                                STATE OF DELAWARE

                CERTIFICATE OF AMENDMENT TO CERTIFICATE OF TRUST


Pursuant to Title 12, Section 3810(b) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Amendment:


1.       Name of Business Trust: ALLEGHANY FUNDS

2. The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:

         Article I, Section 1.1 is hereby amended to read as follows:

                  "1.  Name:  The name of the business trust is ABN AMRO Funds."

3. This Certificate of Amendment shall be effective on September 24, 2001 with the Delaware Secretary of State.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on the 10th day of September, 2001.


                                          By:  /s/ STUART D. BILTON
                                             -----------------------
                                          Stuart D. Bilton, Trustee